Exhibit 99.1

4Front Ventures Provides Progress Report on Norridge Opening and Matteson Facility Updates and Announces Launch of Crystal Clear Blast in Massachusetts and Illinois

PHOENIX, March 21, 2024 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, proudly expands its vape product portfolio with the introduction of Crystal Clear Blast in Massachusetts and Illinois. In step with this launch, the company is making significant strides in its Illinois operations, marked by the on-schedule launch of the new Mission Dispensary store in Norridge and the commissioning of the Matteson facility.

4Front Ventures Announces Launch of Crystal Clear Blast in Massachusetts and Illinois (CNW Group/4Front Ventures Corp.)

Norridge Location Prepares for Grand Opening

The Norridge location is on the cusp of its official grand opening, a significant move in 4Front's strategy to maximize its retail footprint to the allowed ten locations throughout Illinois. Having submitted all the necessary inspection documents to the state, 4Front expects the store will receive final inspection approvals in April and will open its doors to the public shortly thereafter.  Plans for a grand opening event are underway, with full details to be announced at a later date. MG Magazine's recent spotlight on Mission Dispensaries as one of the top dispensaries in Chicago according to consumer feedback is a testament to the strong reputation of the Mission Dispensary brand in the thriving Chicago cannabis market, underscoring its commitment to serving the local community with the service and product selection they have come to expect.

Matteson Facility Advances Swiftly

The company has achieved significant milestones in line with the previously outlined plan and timeline, including the activation of the building's power, the commissioning of lighting systems and HVAC units, and the final setup and commissioning of the cultivation and extraction infrastructure. This sets the stage for initiating lab operation and introducing plants into the building this Spring. Additionally, 4Front is excited to offer dozens of new career opportunities at this facility, with further details available at 4Front Careers. 4Front remains dedicated to providing regular updates on the facility's progress, ensuring stakeholders are well-informed as the site advances towards full operational status and readiness to serve the local Matteson community and broader Illinois market.

"We're excited about reaching critical milestones, such as the imminent opening of the Norridge store and the progress at our Matteson facility, highlighting our expansion in Illinois. The readiness of the Norridge location to welcome customers after a successful state inspection, along with the Matteson site's rapid push towards full operational capability, represents significant advancements. Amidst this expansion, our focus on product innovation, especially in key growth sectors, has intensified. With my recent step into the CEO role, I've brought a renewed energy, focus, and drive to our initiatives, reflecting a dynamic shift in how we approach our business strategy. This transition has already yielded substantial achievements, including the launch of our new branded product, Mission Cannabis, flower quality and failure rate improvements and a renewed emphasis on innovation and product development.

"It has been crucial for me to demonstrate our commitment to executing our strategic roadmap. Our robust infrastructure, enhanced product quality, growing retail presence, and substantial wholesale opportunities are set to help us continue to capture market share. The introduction of our Crystal Clear Blast vape in Illinois and Massachusetts, aimed at the second largest and fastest-growing product category, positions us at the forefront of industry trends.  With key assets in place we're poised for meaningful sequential growth as we progress through 2024, leveraging our newly established infrastructure to drive consistent quarter-over-quarter growth. We're moving forward with a fresh perspective, eagerly anticipating the promising growth trajectory ahead.

"I could not be more proud of how hard our team has worked and how dedicated they have been to ensure we are doing everything in our power to deliver a superior experience to our customers. Their unwavering commitment is the backbone of our progress, and together, we remain focused on our core objective—improving the customer experience and strengthening our market presence," stated Andrew Thut, CEO of 4Front Ventures.

Crystal Clear Blast: Setting the Standard in Cannabis Innovation

4Front is thrilled to introduce Crystal Clear Blast to consumers in Massachusetts and Illinois, reaffirming its commitment to innovation and quality. This state-of-the-art cannabis consumption device ensures a potent and smooth user experience, featuring a distinctive blast button for precision control, a high-flow atomizer for consistent delivery, and a USB-C rechargeable 280mAh battery that promises both optimal performance and sustainability.

Crystal Clear Blast will become available at Mission Dispensaries in Illinois and Massachusetts this Friday, March 22nd. Both states will offer an array of product types and strains, with half-gram and one-gram options catering to various preferences. Customers in Illinois and Massachusetts can look forward to a curated selection that features both sativa and indica varieties, as well as hybrid options for a balanced experience.

For more information on the availability of Crystal Clear Blast, please visit Mission Dispensaries.com.

About 4Front Ventures Corp.

4Front is a national, vertically integrated multi-state cannabis operator with operations in Illinois and Massachusetts and facilities in Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1,800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit 4frontventures.com.

Forward Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements about the potential performance of the Company and the Massachusetts and Illinois cannabis industry, potential facility output and retail foot traffic, the commissioning of equipment and opening of additional retail stores, and the products and services to be offered by the Company. Forward-looking statements are typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond the Company's control including but not limited to market conditions, receipt of third-party and regulatory approvals, the coming into force of any proposed government federal legislation including regarding cannabis rescheduling and banking reform, and the risk factors and other cautionary statements set out in the materials we file with applicable securities authorities including our Annual Report on Form 10-K. Therefore, you are cautioned against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including Canadian and U.S. federal securities laws, 4Front does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

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SOURCE 4Front Ventures Corp.

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%CIK: 0001783875

For further information: 4Front Investor Contacts: Andrew Thut, Chief Executive Officer, IR@4frontventures.com, 602-633-3067; 4Front Media Contact: pr@4frontventures.com

CO: 4Front Ventures Corp.

CNW 08:00e 21-MAR-24